UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2006
Discover Card Master Trust I
(Exact name of registrant as specified in charter)
Discover Bank
(as sponsor and depositor under the Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, as amended, providing for the issuance of Credit Card Pass-Through Certificates)

Delaware	0-23108	51-0020270
(State of	(Commission	(IRS Employer
Organization)	File Number)	Identification No.)

c/o Discover Bank
12 Read’s Way
New Castle, Delaware	19720

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (302) 323-7434
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          On January 4, 2006, the Amended and Restated Pooling and Servicing Agreement of Discover Card Master Trust I, dated as of November 3, 2004, between Discover Bank (formerly Greenwood Trust Company), as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee (the “Amended and Restated Pooling and Servicing Agreement”), and certain Series Supplements thereto were amended to permanently set Series Yield Factor and Additional Funds at zero (as such terms are defined in the Amended and Restated Pooling and Servicing Agreement and applicable Series Supplements). A copy of the amendment is attached as Exhibit 4.1.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 4.1	First Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, and Global Amendment to Certain Series Supplements thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Card Master Trust I
(Registrant)

	By:	Discover Bank
(Depositor)

Date: January 6, 2006		By:	/s/ Michael F. Rickert

Michael F. Rickert Vice President, Chief Accounting
Officer and Treasurer

INDEX TO EXHIBITS

Exhibit 4.1	First Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, and Global Amendment to Certain Series Supplements thereto.